Exhibit 1.1

EXECUTION COPY

11,849,273,422

BANCO SANTANDER-CHILE

Shares of Common Stock (without par value)
in the form of American Depositary Shares

UNDERWRITING AGREEMENT

December 5, 2006

CREDIT SUISSE SECURITIES (USA) LLC
     As the Underwriter,
     c/o Credit Suisse Securities (USA) LLC,
          Eleven Madison Avenue,
               New York, NY 10010-3629

Dear Sirs:

     1. Introductory. Grupo Empresarial Santander, S.L., a sociedad limitada incorporated under the laws of the Kingdom of Spain (the “Selling Stockholder”) proposes to sell to Credit Suisse Securities (USA) LLC (the “Underwriter”) an aggregate of 11,849,273,422 outstanding shares of common stock without par value (the “Common Stock”) of Banco Santander-Chile, a sociedad anónima bancaria organized under the laws of the Republic of Chile (the “Bank”), in the form of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) representing each 1,039 shares of Common Stock (the “Firm Securities”). The Selling Stockholder also proposes to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 1,777,390,286 additional outstanding shares of Common Stock of the Bank, in the form of ADSs evidenced by ADRs representing each 1,039 shares of Common Stock (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

     The Selling Stockholder hereby agrees with the Bank and with the Underwriter as follows:

     2. Representations and Warranties of the Bank and the Selling Stockholder. (a) The Bank represents and warrants to, and agrees with, the Underwriter that:

     (i) A registration statement on Form F-3 (No. 333-138953) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and either (A) has become effective automatically upon filing in accordance with Rule 462(e) (“Rule 462(e)”) of the Securities Act of 1933, as amended (the “Act”) and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has become effective automatically, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Bank does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Bank does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) or Rule 462(e) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Bank has advised the Underwriter that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or Rule 462(e), or (B) if the Bank has advised the Underwriter that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, has become effective automatically. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Bank has advised the Underwriter that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time (including all material incorporated by reference therein), including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A (“Rule 430A”) or Rule 430B (“Rule 430B”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A and Rule 430B, is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to colle ctively as the “Registration Statements” and each individually as a “Registration Statement.” “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Bank’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means 4:40 pm (Eastern time) on the date of this Agreement.

     (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they are made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they are made, not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Bank by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

     (iii) (A) At the time of filing the Registration Statement and (B) at the date of this Agreement, the Bank was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including, in the preceding three years, (x) the Bank or any subsidiary not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, (y) the Bank or any subsidiary not having been the subject of a bankruptcy petition or insolvency or similar proceeding and (z) the Bank not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

     (iv) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time (and listed in Schedule B hereto) and the Statutory Prospectus all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon written information furnished to the Bank by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

     (v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Bank notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, considered together with the remainder of the General Disclosure Package, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Bank has promptly notified or will promptly notify the Underwriter and (B) the Bank has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The two preceding sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Bank by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

     (vi) The Bank has been duly incorporated and is an existing sociedad anónima bancaria under the laws of Chile, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package.

     (vii) Other than the subsidiaries listed in the General Disclosure Package, the Bank has no “significant subsidiaries” as the term is defined in Regulation S-X under the Act; each significant subsidiary of the Bank has been duly incorporated and is an existing corporation or limited liability company in good standing under the laws of Chile, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; all of the issued and outstanding capital stock of each significant subsidiary of the Bank which is organized as a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each significant subsidiary organized as a corporation and owned by the Bank, directly or through subsidiaries, is owned free from liens, encumbrances, defects and restrictions on transfer (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

     (viii) The Offered Securities and all other outstanding shares of capital stock of the Bank have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the General Disclosure Package; except as set forth in the General Disclosure Package and in each Statutory Prospectus, the stockholders of the Bank have no preemptive rights with respect to the Offered Securities; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

     (ix) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Bank and any person that would give rise to a valid claim against the Bank or the Underwriter for a brokerage commission, finder’s fee or other like payment.

     (x) There are no contracts, agreements or understandings between the Bank and any person granting such person the right to require the Bank to file a registration statement under the Act with respect to any securities of the Bank owned or to be owned by such person or to require the Bank to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Bank under the Act.

     (xi) No consent, approval, authorization, order, registration, qualification or other action of, or filing with or notice to, any United States, Chilean or other federal, state, local or foreign governmental or regulatory authority, agency, body or court having jurisdiction over the Bank is required in connection with the execution, delivery and performance by the Bank of this Agreement or the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (A) such as have been obtained and made under the Act and such as may be required under state securities laws, (B) the filing, with the Chilean Superintendency of Banks and Financial Institutions (Superintendencia de Bancos e Instituciones Financieras) within five banking days following the First Closing Date, of a copy of the Registration Statement, the Prospectus and any other documentation filed with the Commission in connection with the transactions contemplated by this Agreement duly translated in Spanish and (C) such as shall be required by the Chilean Superintendency of Banks and Financial Institutions.

     (xii) The Offered Securities are listed on the New York Stock Exchange and the Common Stock is listed on the Santiago Stock Exchange, the Chile Electronic Stock Exchange and the Valparaiso Stock Exchange (together, the “Chilean Stock Exchanges”).

     (xiii) Except as disclosed in the General Disclosure Package, under current laws and regulations of Chile and any political subdivision thereof, all dividends and other distributions declared and payable on the Common Stock underlying the Offered Securities shall be paid by the Bank to the holder thereof in Chilean pesos that may be converted into foreign currency and freely transferred out of Chile and all such payments made to holders thereof who are non-residents of Chile will not be subject to income, withholding or other taxes under laws and regulations of Chile or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Chile or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Chile or any political subdivision or taxing authority thereof or therein.

     (xiv) None of the Bank or its significant subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or similar organizational document), (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (C) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except, in the case of clauses (B) and (C), for any such breach, default, violation or event that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Bank and its subsidiaries taken as a whole (“Material Adverse Effect”).

     (xv) The execution, delivery and performance of this Agreement by the Bank, and the consummation of the transactions herein contemplated will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any Contract, (B) the certificate of incorporation or bylaws (or similar organizational document) of the Bank or any of its subsidiaries or (C) any statute, judgment, decree, order, rule or regulation applicable to the Bank or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (A) and (C), for any such breach, default, violation or event that would not, individually or in the aggregate have a Material Adverse Effect.

     (xvi) The Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Bank.

     (xvii) Except as disclosed in the General Disclosure Package, since the date of the most recent financial statements appearing therein, (A) there has not been any change in the capital stock or long-term debt of the Bank or any of its significant subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Bank on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties, results of operations or prospects of the Bank and its subsidiaries taken as a whole; (B) neither the Bank nor any of its significant subsidiaries has entered into any transaction or agreement that is individually or in the aggregate material to the Bank and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is individually or in the aggregate material to the Bank and its subsidiaries taken as a whole; and (C) neither the Bank nor any of its significant subsidiaries has sustained any loss or interference with its business from any calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for any such loss or interference as are not individually or in the aggregate material to the Bank and its subsidiaries taken as a whole.

     (xviii) The Bank and its significant subsidiaries have paid all material local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the General Disclosure Package, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Bank or any of its significant subsidiaries or any of their respective properties or assets.

     (xix) Nothing has come to the attention of the Bank that has caused the Bank to believe that the statistical and market-related data included in the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

     (xx) Except as disclosed in the General Disclosure Package, the Bank and its significant subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except where any defect in title would not, individually or in the aggregate, have a Material Adverse Effect, and in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Bank and its significant subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (xxi) The Bank and its significant subsidiaries possess adequate licenses, certificates, authorizations or permits issued by, and have made all declarations and filings with, the appropriate United States, Chilean or other federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Bank or any of its significant subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and have no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

     (xxii) Except as disclosed in the General Disclosure Package, no labor disturbance by or dispute with the employees of the Bank or any subsidiary exists or, to the knowledge of the Bank, is imminent, that might have a Material Adverse Effect.

     (xxiii) Except as disclosed in the General Disclosure Package, the Bank and its significant subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Bank and its significant subsidiaries and their respective businesses; and neither the Bank nor any of its significant subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (xxiv) Each of the Bank and its subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xxv) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Bank, any of its subsidiaries or any of their respective properties that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Bank to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Bank’s knowledge, contemplated.

     (xxvi) Deloitte & Touche Sociedad de Auditores y Consultores Ltda., a member firm of Deloitte Touche Tohmastu (“Deloitte”), PricewaterhouseCoopers and Ernst & Young Ltda., which have audited the financial statements of the Bank and its consolidated subsidiaries, are independent public accountants with respect to the Bank and its consolidated subsidiaries in accordance with Chilean auditing standards.

     (xxvii) The financial statements included in the General Disclosure Package and in each Registration Statement present fairly in all material respects the financial position of the Bank and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in Chile and the rules of the Chilean Superintendency of Banks and Financial Institutions applied on a consistent basis, except as otherwise stated therein, and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.

     (xxviii) The Bank is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

     (xxix) The Bank is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” or an entity controlled by an “investment company,” as defined in the Investment Company Act of 1940.

     (xxx) Neither the Bank nor any of its significant subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile.

     (xxxi) Except as disclosed in the General Disclosure Package, there is no transaction tax, stamp duty, transfer tax or other similar fee or charge and no capital gains, income, withholding or other tax under Chilean law (other than taxes imposed in jurisdictions in which the Underwriter is organized, is resident or is treated as carrying on business) required to be paid by the Bank or the Underwriter in connection with the execution and delivery of this Agreement, the performance by the Bank of its obligations hereunder and the consummation of the transactions contemplated hereby.

     (xxxii) No significant subsidiary of the Bank is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Bank, from making any other distribution on such subsidiary’s capital stock, from repaying to the Bank any loans or advances to such subsidiary from the Bank or from transferring any of such subsidiary’s properties or assets to the Bank or any other subsidiary of the Bank.

     (xxxiii) Based on proposed Treasury regulations, which are proposed to be effective for taxable years after December 31, 1994, the Bank believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2005 and it does not anticipate becoming a PFIC thereafter.

     (xxxiv) The Bank has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Bank, including the Offered Securities.

     (xxxv) There is and has been no failure on the part of the Bank or, to the knowledge of the Bank, any of the Bank’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Bank as of the date hereof.

     (xxxvi) The Bank has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and the Bank has validly and irrevocably appointed CT Corporation System as its authorized agent for service of process.

     (xxxvii) Any final and conclusive monetary judgment against the Bank of any New York State or Federal court sitting in New York City under this Agreement shall be recognized and enforced by the courts of the Republic of Chile, without re-examining or re-litigating the merits of the original action, provided the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

     (A) if there is a treaty between Chile and the country where the judgment was passed, the provisions of such treaty will apply;

     (B) in the absence of a treaty, the rules of reciprocity will apply to the enforcement of judgments; if the country where the judgment was passed does not recognize judgments of Chilean courts, such foreign judgments may not be enforced in Chile; and

     (C) if the previous rules cannot be applied, the monetary judgment of foreign courts will have in Chile the same effect as the judgments given by Chilean courts, provided that:

          (w) the foreign monetary judgment does not contain anything contrary to the laws of Chile;

          (x) the foreign monetary judgment is not contrary to public policy of Chile and does not affect in any way properties situated in Chile, which are subject exclusively to the jurisdiction of local courts;

          (y) the defendant against whom the enforcement is sought has been given personal notice of the proceedings in accordance with Chilean law and has been afforded a real opportunity to appear before the foreign court and defend his case, which are factual issues that must be established when obtaining in Chile the enforcement of a foreign monetary judgment. Under Chilean law, service of process by mail will not be deemed to constitute personal service of process for the above purposes; and

     (z) the foreign monetary judgment is final (i.e., not subject to any recourse), conclusive and enforceable under the laws of the state of New York.

Upon compliance with the above, the courts in the Republic of Chile shall enforce a final and conclusive monetary judgment rendered by any New York State or Federal court sitting in New York City, in accordance with the procedure applicable to the enforcement of final and conclusive foreign judgments in Chile under the provisions of the Chilean Civil Procedure Code (Código de Procedimiento Civil). To enforce a foreign judgment in Chile, a judgment must be submitted to the Supreme Court of Chile, in the form of a legalized and officially translated copy. The Supreme Court of Chile will hear arguments from the party against whom enforcement is sought, but such hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the foreign judgment.

As of the date hereof, there is no treaty between the Republic of Chile and the United States on the enforcement of foreign judgments. In practice, due to the difficulties of proving in each case whether the reciprocity rule on the enforcement of foreign judgments applies or not in respect of a specific country, the Supreme Court of Chile’s approach on the matter has generally been the examination of whether circumstances in letters (w) and (x) above are duly met by such foreign judgment.

(b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

     (i) The Selling Stockholder is and on each Closing Date hereinafter mentioned will be the record and beneficial owner of the Offered Securities, and has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date.

     (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, to the best of the Selling Stockholder’s knowledge, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), to the best of the Selling Stockholder’s knowledge, each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (C) on the date of this Agreement, to the best of the Selling Stockholder’s knowledge, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they are made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, to the best of the Selling Stockholder’s knowledge, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they are made, not misleading. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Bank by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c).

     (iii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Bank or the Underwriter for a brokerage commission, finder’s fee or other like payment.

     (iv) Such Selling Stockholder has no reason to believe that the representations and warranties of the Bank contained in Section 2(a) of this Agreement are not true and correct, is familiar with the General Disclosure Package and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package or the Registration Statement that has had, or may have, a Material Adverse Effect.

     (v) The sale of the Offered Securities pursuant to this Agreement is not prompted by any material non-public information concerning the Bank that is not set forth in the General Disclosure Package.

     (vi) Except as set forth in the General Disclosure Package, the stockholders of the Bank have no preemptive rights with respect to the Offered Securities; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

     (vii) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except (A) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the placement, offer and sale of the Offered Securities, (B) the filing with the Chilean Superintendency of Banks and Financial Institutions, within five banking days following the First Closing Date, of a copy of the Registration Statement, the Prospectus and any other documentation filed with the Commission in connection with the transactions contemplated by this Agreement duly translated in Spanish and (C) such as shall be required by the Chilean Superintendency of Banks and Financial Institutions.

     (viii) There are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Selling Stockholder’s knowledge after due inquiry, contemplated to which the Selling Stockholder or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency seeking to prevent consummation of the transactions contemplated in this Agreement or performance by such Selling Stockholder of its obligations hereunder.

     (ix) The Selling Stockholder has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and has legally, validly and effectively designated, appointed and empowered CT Corporation System for service of process in any suit or proceeding based on or arising under this Agreement in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York.

     (x) The Selling Stockholder has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus as defined in Rule 405.

     (xi) The Selling Stockholder has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Bank, including the Offered Securities.

     In addition, any certificate, designated as such, signed by any officer of the Selling Stockholders and delivered to the Underwriter or counsel for the Underwriter in connection with the sale of the Offered Securities shall be deemed to be a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $44.62 per ADS, each representing 1,039 shares of Common Stock, the number of Firm Securities set forth opposite the name of the Underwriter in Schedule A hereto.

        The Selling Stockholder will deliver the Firm Securities to the Underwriter, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholder at the office of Cleary Gottlieb Steen & Hamilton LLP, at 9:00 A.M, New York time, on December 11, 2006, or at such other time not later than seven full business days thereafter as the Underwriter and the Selling Stockholder determines, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs evidencing the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to the First Closing Date.

        In addition, upon written notice from the Underwriter given to the Bank and the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per ADS to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriter the number of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the

Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Selling Stockholder.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given to the Selling Stockholder. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Underwriter, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholder at the office of Cleary Gottlieb Steen & Hamilton LLP. The ADRs evidencing the Optional Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Optional Closing Date.

     In addition, the Underwriter hereby agrees to provide to the Selling Stockholder within 60 days after the First Closing Date a certificate of U.S. residency on United States Internal Revenue Service Form 6166.

     4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Bank and the Selling Stockholder. (a) The Bank agrees with the Underwriter and the Selling Stockholder that:

     (i) The Bank has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(7) (including, if applicable and consented to by the Underwriter, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Bank has complied and will comply with Rule 433.

     (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Bank will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) (including, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

The Bank will advise the Underwriter promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Bank will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to the Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriter.

     (iii) The Bank will advise the Underwriter promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial

Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Bank will also advise the Underwriter promptly of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (iv) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which either the General Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Statutory Prospectus to comply with the Act, the Bank will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and the Bank shall furnish, at its own expenses, to the Underwriter and dealers (whose names and addresses the Underwriter shall furnish to the Bank) to which the Offered Securities may have been sold by the Underwriter and to any other dealers upon the Underwriter’s reasonable request, such amendments or supplements as may be necessary. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

     (v) As soon as practicable, but not later than the Availability Date (as defined below), the Bank will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Bank’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

     (vi) The Bank will furnish to the Underwriter copies of each Registration Statement (including all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Selling Stockholder will pay the expenses of printing and distributing to the Underwriter all such documents.

     (vii) The Bank will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that the Bank shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities).

     (viii) If at any time within three years of this Agreement the Bank ceases to be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to file reports with the Commission on the EDGAR system, the Bank will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Bank will furnish to the Underwriter as soon as available, a copy of each report and any definitive proxy statement of the Bank filed with the Commission under the Exchange Act or mailed to stockholders.

     (ix) The Bank will indemnify and hold harmless the Underwriter against any taxes imposed, assessed, levied or collected on or in respect of any amounts payable by the Bank under this Agreement under the laws of Chile or any jurisdictions through which payments are made, except for taxes that are imposed on the net income of the Underwriter by the law of the jurisdiction under the laws of which the Underwriter is organized, is resident or is treated as carrying on business for tax purposes. All payments to be made by the Bank hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed under the laws of Chile or any jurisdictions through which payments are made, unless the Bank is compelled by law to deduct or withhold such taxes, duties or charges. In that event, if the Bank is obligated to indemnify the Underwriter for such taxes pursuant to the first sentence of this clause (ix), the Bank shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     (x) For the period specified below (the “Lock-Up Period”), the Bank will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, other than in connection with proprietary trading and trading on behalf of customers. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Underwriter consents to in writing.

(b) The Selling Stockholder agrees with the Underwriter and the Bank that:

     (i) The Selling Stockholder will pay all expenses incident to the performance of the obligations of the Selling Stockholder and the obligations of the Bank under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Bank’s officers and employees and any other expenses of the Bank in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale of the Offered Securities to the Underwriter and for expenses incurred in distributing preliminary prospectuses and the Statutory Prospectus (including any amendments and supplements thereto) to the Underwriter. Notwithstanding anything in this Agreement to the contrary, the Selling Stockholder has no obligation to reimburse the Underwriter for such expenses, fees, costs or taxes if the Underwriter does not provide to the Selling Stockholder the form required to be provided by the final paragraph of Section 3 of this Agreement within the time specified therein.

     (ii) The Selling Stockholder will indemnify and hold harmless the Underwriter against any taxes imposed, levied or collected on or in respect of any amounts payable by the Selling Stockholder under this Agreement under the laws of Chile or Spain or any jurisdictions through which payments are made, except for taxes that are imposed on the net income of the Underwriter by the law of the jurisdiction under the laws of which the Underwriter is organized, is resident or is treated as carrying on business for tax purposes, and against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed under the laws of Chile or Spain or any jurisdictions through which payments are made, unless the Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, if the Selling Stockholder is obligated to indemnify the Underwriter for such taxes pursuant to the first sentence of this clause (ii), the Selling Stockholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. The Underwriter will provide the form referred to in the final paragraph of Section 3 in the manner set forth therein.

     (iii) The Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Common Stock of the Bank or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter, other than in connection with proprietary trading and trading on behalf of customers. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Underwriter consents to in writing.

     (iv) The Selling Stockholder shall not (and shall cause its affiliates not to) take, directly or indirectly, any action that is designed to or that constitutes or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Bank.

     6. Free Writing Prospectuses. The Bank represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Bank, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus,” as defined in Rule 405. Any such free writing prospectus consented to by the Bank and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Bank represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Bank represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

     7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the

Bank and the Selling Stockholder herein, to the accuracy of the statements of Bank officers made pursuant to the provisions hereof, to the performance by the Bank and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

     (a) The Underwriter shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

     (i) in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Bank, inquiries of officials of the Bank who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

     (A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of Chilean Superintendency of Banks and Financial Institutions or any material modifications should be made to such unaudited financial statementsfor them to be in conformity with such requirements;

     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any decrease in the shareholders’ equity or total assets of the Bank and its consolidated subsidiaries or any increase in the total liabilities of the Bank and its consolidated subsidiaries, as compared with the date of the latest available balance sheet read by such accountants; or

     (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases in the consolidated net interest revenue, consolidated net operating income or consolidated income before tax of the Bank and its consolidated subsidiaries, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus;

except in all cases set forth in clauses B and C above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Bank and its subsidiaries subject to the internal controls of the Bank’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) The Underwriter shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations.

     (c) The Underwriter shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young Ltda., confirming that they were independent public accountants as of September 30, 2002 within the meaning of the Act and the applicable published Rules and Regulations thereunder as were in effect at such time and stating to the effect that in their opinion the financial statements examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations as were in effect at such time.

For purposes of this subsection, (A) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (B) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (C) “Prospectus” shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

     (d) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Underwriter. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later that 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to the Underwriter, or shall have occurred at such later date as shall have been consented to by the Underwriter. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Bank or the Underwriter, shall be contemplated by the Commission.

     (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, results of operations or prospects of the Bank or its subsidiaries which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Bank by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Bank (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Chilean or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Chilean Stock Exchanges, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Bank on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York or Chilean authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or Chile or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Chile, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (f) The Underwriter shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, U.S. counsel for the Bank and the Selling Stockholder, substantially in the form set forth as Exhibit A.

     (g) The Underwriter shall have received an opinion, dated such Closing Date, of Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva, Chilean counsel for the Bank and the Selling Stockholder, to the effect that:

     (i) The Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Bank;

     (ii) The Bank has been duly incorporated and is an existing sociedad anónima bancaria in good standing under the laws of Chile, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package.

     (iii) Other than the subsidiaries listed in the General Disclosure Package, the Bank has no “significant subsidiaries” as the term is defined in Regulation S-X under the Act; each significant subsidiary of the Bank has been duly incorporated and is an existing corporation or limited liability company in good standing under the laws of Chile, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; all of the issued and outstanding capital stock of each significant subsidiary of the Bank which is organized as a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each significant subsidiary organized as a corporation and owned by the Bank, directly or through subsidiaries, is owned free from liens, encumbrances, defects and restrictions on transfer or voting; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

     (iv) The Offered Securities and all other outstanding shares of capital stock of the Bank have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the General Disclosure Package; the Offered Securities are owned free from liens, encumbrances, defects and restrictions on transfer or voting; except as set forth in the General Disclosure Package, the stockholders of the Bank have no preemptive rights with respect to the Offered Securities; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

     (v) There are no contracts, agreements or understandings known to such counsel between the Bank and any person granting such person the right to require the Bank to file a registration statement under the Act with respect to any securities of the Bank owned or to be owned by such person or to require the Bank to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Bank under the Act;

     (vi) No consent, approval, authorization, order, registration, qualification or other action of, or filing with or notice to, any Chilean governmental or regulatory authority, agency, body or court having jurisdiction over the Bank is required in connection with the execution, delivery and performance by the Bank of this Agreement or the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (A) such as have been obtained and made under the Act and such as may be required under state securities laws, (B) the filing with the Chilean

Superintendency of Banks and Financial Institutions, within five (5) banking days following the First Closing Date, of a copy of the Registration Statement, the Prospectus and any other documentation filed with the Commission in connection with the transactions contemplated by this Agreement duly translated in Spanish and (C) such as shall be required by the Chilean Superintendency of Banks and Financial Institutions.

     (vii) To the best of such counsel’s knowledge, none of the Bank or its subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or similar organizational document), (B) in breach or violation of any Chilean statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (C) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract governed by Chilean law, except, in the case of clauses (B) and (C), for any such breach, default, violation or event that would not, individually or in the aggregate have a Material Adverse Effect;

     (viii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any Contract governed by Chilean law, (B) the certificate of incorporation or bylaws (or similar organizational document) of the Bank or any of its subsidiaries or (C) any Chilean statute, judgment, decree, order, rule or regulation applicable to the Bank or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (A) and (C), for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

     (ix) The Bank and its subsidiaries possess adequate licenses, certificates, authorizations or permits issued by, and to the best of such counsel’s knowledge have made all declarations and filings with, the appropriate Chilean governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and have no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

     (x) To be best of such counsel’s knowledge, except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Bank, any of its subsidiaries or any of their respective properties that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Bank to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Bank’s knowledge, contemplated;

     (xi) Except as disclosed in the General Disclosure Package, under current laws and regulations of Chile and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities made to holders thereof who are non-residents of Chile will not be subject to income, withholding or other taxes under laws and regulations of Chile or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Chile or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Chile or any political subdivision or taxing authority thereof or therein;

     (xii) This Agreement has been duly authorized, executed and delivered by the Bank and, when executed by the Underwriter and the Selling Stockholder, will constitute valid and legally binding agreements of the Bank enforceable against the Bank in accordance with their terms, except as enforceability hereof and thereof may be limited by bankruptcy, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement hereof and thereof is subject to general equity principles.

     (xiii) The statements (A) in the Prospectus under the captions “Prospectus Supplement Summary,” “Risk Factors,” “Selling Shareholder,” “Description of Shares of our Common Stock” and “Description of American Depositary Shares” and (B) in the Registration Statement under the caption “Service of Process and Enforcement of Civil Liabilities,” in each case insofar as such statements constitute summaries of Chilean legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     (xiv) The statements in the Prospectus under the caption “Taxation – Chilean Taxation” insofar as such statements constitute a summary of certain income tax laws of Chile, provide a fair and accurate summary of the material Chilean income tax consequences of an investment in the Offered Securities in the form of ADSs.

     (xv) Except as expressly set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Chile or any political subdivision or taxing authority thereof or therein in connection with (A) the sale of the ADSs to the Underwriter in the manner contemplated herein; (B) the sale and delivery outside Chile by the Underwriter of the ADSs to the initial purchasers thereof (other than the income of the Underwriter whose net income is subject to tax by Chile); or (C) entering into this Agreement or receiving payments hereunder.

     (xvi) Each of the Bank and the Selling Stockholder has the legal capacity to sue and be sued in its own name under the laws of Chile; the irrevocable submission of the Bank and the Selling Stockholder to the personal jurisdiction of any Federal or state court in the State of New York, the waiver by each of the Bank and the Selling Stockholder of objection to the venue of a proceeding in a Federal or state court in the State of New York and the agreement by the Bank and the Selling Stockholder that this Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of Chile and will be respected by the courts of Chile; the service of process effected in the manner set forth in this Agreement, provided personal service of process is made and assuming its validity under the laws of the State of New York, is valid and will be effective, insofar as Chilean law is concerned, to confer valid personal jurisdiction over the Bank or the Selling Stockholder; and neither the Bank, the Selling Stockholder nor their assets are entitled to immunity from suit, execution or other legal process in Chile.

     (xvii) Any final and conclusive monetary judgment against the Bank of any New York State or Federal court sitting in New York City under this Agreement will be recognized and will be enforced by the courts of the Republic of Chile, without re-examining or re-litigating the merits of the original action, provided the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

     (A) if there is a treaty between Chile and the country where the judgment was passed, the provisions of such treaty will apply;

     (B) in the absence of a treaty, the rules of reciprocity will apply to the enforcement of judgments; if the country where the judgment was passed does not recognize judgments of Chilean courts, such foreign judgments may not be enforced in Chile; and

     (C) if the previous rules cannot be applied, the monetary judgment of foreign courts will have in Chile the same effect as the judgments given by Chilean courts, provided that:

     (w) the foreign monetary judgment does not contain anything contrary to the laws of Chile;

     (x) the foreign monetary judgment is not contrary to public policy of Chile and does not affect in any way properties situated in Chile, which are subject exclusively to the jurisdiction of local courts;

     (y) the defendant against whom the enforcement is sought has been given personal notice of the proceedings and has been afforded a real opportunity to appear before the foreign court and defend his case, which are factual issues that must be established when obtaining in Chile the enforcement of a foreign monetary judgment. Personal service made upon the Bank’s process agent, assuming that manner of service to be valid under the local law of the place where service was made, would constitute personal notice under Chilean law. However, under Chilean law, service of process by mail will not be deemed to constitute personal service of process for the above purposes; and

     (z) the foreign monetary judgment is final, conclusive and enforceable under the laws of the country where it was passed.

Upon compliance with the above, the courts in the Republic of Chile will enforce a final and conclusive monetary judgment rendered by any New York State or Federal court sitting in New York City, in accordance with the procedure contemplated by the provisions of the Chilean Civil Procedure Code (Código de Procedimiento Civil) on enforcement of final and conclusive foreign judgments in Chile. To enforce a foreign judgment in Chile, a judgment must be presented to the Supreme Court of Chile, in the form of a legalized and officially translated copy. The Supreme Court of Chile will hear arguments from the party against whom enforcement is sought, but such hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the foreign judgment.

There is currently no treaty between the Republic of Chile and the United States on the enforcement of foreign judgments. In practice, due to the difficulties of proving in each case whether the reciprocity rule on the enforcement of foreign judgments applies or not in respect of a specific country, the Supreme Court of Chile’s approach on the matter has generally been the examination of whether circumstances in letters (w) and (x) above are duly met by such foreign judgment.

The Chilean counsel for the Bank shall express no opinion as to the enforceability in the Republic of Chile of a foreign judgment against the Bank obtained in any court other than a New York State or Federal court sitting in New York City.

In rendering its opinion, Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva may rely as to matters governed by Spanish law upon the opinion of Carlos de Nicolas, internal counsel for the Selling Stockholder, referred to below.

     (h) The Underwriter shall have received an opinion under Spanish law, dated such Closing Date, of Carlos de Nicolas, internal counsel for the Selling Stockholder, to the effect that:

     (i) The Selling Stockholder was the record and beneficial owner of the Offered Securities on such Closing Date, had valid and unencumbered title to the Offered Securities delivered by the Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Stockholder on such Closing Date hereunder; and the Underwriter has acquired valid and unencumbered title to the Offered Securities purchased by it on such Closing Date hereunder;

     (ii) No consent, approval, authorization or order of, or filing with, any Spanish governmental agency or body or any court is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

     (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any Spanish governmental agency or body or any Spanish court having jurisdiction over the Selling Stockholder or any of its properties or any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or the charter or by-laws of the Selling Stockholder; and

     (iv) The Selling Stockholder has the legal capacity to sue and be sued in its own name under the laws of the Kingdom of Spain; the irrevocable submission of the Selling Stockholder to the personal jurisdiction of any Federal or state court in the State of New York, the waiver by the Selling Stockholder of objection to the venue of a proceeding in a Federal or state court in the State of New York and the agreement by the Selling Stockholder that this Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of the Kingdom of Spain and will be respected by the courts of the Kingdom of Spain; the service of process effected in the manner set forth in this Agreement, provided personal service of process is made and assuming its validity under the laws of the State of New York, is valid and will be effective, insofar as Spanish law is concerned, to confer valid personal jurisdiction over the Selling Stockholder; and the Selling Stockholder and its assets are not entitled to immunity from suit, execution or other legal process in the Kingdom of Spain.

     (i) The Underwriter shall have received from Claro y Cia., Chilean counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Bank, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriter may require, and the Selling Stockholder and the Bank shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Claro y Cia. may rely as to matters governed by New York law upon the opinion of Cleary Gottlieb Steen & Hamilton LLP.

     (j) The Underwriter shall have received from Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Bank, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriter may require, and the Selling Stockholder and the Bank shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cleary Gottlieb Steen & Hamilton LLP may rely as to the incorporation of the Bank and all other matters governed by Chilean law upon the opinion of Claro y Cia. referred to above.

     (k) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Bank in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Bank in this Agreement are true and correct; the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adversechange, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Bank and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

     (l) The Underwriter shall have received a letter, dated such Closing Date, of Deloitte which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (m) The Selling Stockholder agrees to deliver to the Underwriter prior to closing a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) certifying that it is not a U.S. person.

     (n) The Underwriter shall have received a certificate, dated such Closing Date, of the authorized representatives of the Selling Stockholder in which such individuals, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Selling Stockholder in this Agreement are true and correct; the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and (based solely on a telephone confirmation from a representative of the Commission) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111 (a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to the Underwriter.

     (o) Each of the Bank and the Selling Stockholder shall have, pursuant to Section 16 of this Agreement, validly and irrevocably appointed CT Corporation System as their respective initial authorized agent for the purpose described in Section 16 of this Agreement.

The Selling Stockholder and the Bank will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

     8. Indemnification and Contribution. (a) The Bank will indemnify and hold harmless the Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Bank by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

     (b) Without in any way limiting the provisions of Section 8(a), if the Bank fails, for whatever reason, to comply with any obligation pursuant to Section 8(a) above within a period of 45 days from the date the Bank receives notice from the Underwriter of the occurrence of an event or circumstance that gives rise to such obligation pursuant to the provisions of such Section 8(a) above (or thereafter fails to so comply), then the Selling Stockholder hereby agrees to be fully liable to the Underwriter for such obligation. In addition to the provisions of Section 8(a) and to the obligations set forth in the first sentence of this Section 8(b), if a Bankruptcy Event (as defined below) occurs, then the Selling Stockholder shall indemnify and hold harmless the Underwriter, its directors and officers and any person which controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons, from and against any loss, claim, damage or liability (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises from or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Bank by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; provided, however, that the Selling Stockholder’s aggregate liability under this Section 8(b) shall be limited to an amount equal to the net proceeds (after deducting the selling commission but before deducting expenses) received by such Selling Stockholder from the sale of the Offered Securities pursuant to this Agreement. For the purposes of this Section 8(b), a “Bankruptcy Event” shall occur if the Bank or any of its subsidiaries (i) stops paying, or admits that it is generally unable to pay, its debts as they become due (excluding for such purposes the portion of any such debts as to which a reputable and creditworthy insurance company has acknowledged liability in writing); (ii) commences voluntarily proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to the Bank or any of its subsidiaries; (iii) enters into any composition or other similar arrangement with such party's creditors, or a proceeding is initiated against the Bank or any of its subsidiaries under applicable bankruptcy or insolvency law or law with similar effect and is not discharged or removed within 45 days; (iv) is adjudicated or found bankrupt or insolvent, or the Bank or any of its subsidiaries is ordered by a court or passes a resolution to dissolve, or a receiver, administrator or similar person is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the undertakings or assets of the Bank or any of its subsidiaries and is not discharged or removed (a) within 45 days; or (v) any event occurs or action is taken that has effects similar to those events or actions described herein.

     (c) The Underwriter will indemnify and hold harmless the Bank, its directors and officers and each person, if any, who controls the Bank within the meaning of Section 15 of the Act, and the Selling Stockholder against any losses, claims, damages or liabilities to which the Bank or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Bank and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter under the caption “Underwriting”: the last paragraph on page S-40 and the four bullet points that follow on page S-41 regarding stabilization, over-allotment and syndicate covering transactions, and the full paragraphs on page S-41 regarding the effects of such transactions on the price of the Offered Securities.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank, the Selling Stockholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The obligations of the Bank and the Selling Stockholder under this Section shall be in addition to any liability which the Bank and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and

the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Bank, to each officer of the Bank who has signed a Registration Statement and to each person, if any, who controls the Bank within the meaning of the Act.

     9. Default of the Underwriter. If the Underwriter defaults in its obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and arrangements satisfactory to the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Bank or the Selling Stockholder, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve the defaulting Underwriter from liability for its default.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Bank or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Selling Stockholder, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Bank, the Selling Stockholder, and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(e), the Selling Stockholder will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Bank, will be mailed, delivered or telegraphed and confirmed at Banco Santander-Chile, Bandera 140, 19th floor, Santiago de Chile, Chile, Attention: Robert Moreno Heimlich, or, if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed at Ciudad Grupo Santander, Edificio Amazonia (1 Oeste) Planta Baja, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, Attention: Ana Cueto Gomez, Grupo Santander, Estructura Holding Internacional.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

     13. Representation. Each of Pablo Castilla, Gozalo Miláns, Carlos de Nicolas and Julita Capon will act for the Selling Stockholder in connection with such transactions, and any action under or in respect of this Agreement taken by any of Pablo Castilla, Gozalo Miláns, Carlos de Nicolas or Julita Capon will be binding upon the Selling Stockholder.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. The Bank and the Selling Stockholder acknowledge and agree that:

     (a) The Underwriter has been retained solely to act as underwriter in connection with the sale of the Bank’s securities and that no fiduciary, advisory or agency relationship between the Bank or the Selling Stockholder, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Bank or the Selling Stockholder on other matters;

     (b) the price of the securities set forth in this Agreement was established by the Bank and the Selling Stockholder following discussions and arms-length negotiations with the Underwriter, and the Bank and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) They have been advised that the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Bank or the Selling Stockholder and that the Underwriter has no obligation to disclose such interests and transactions to the Bank or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

     (d) They waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Bank or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Bank, including stockholders, employees or creditors of the Bank.

     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Bank hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Bank irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Bank by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Bank in any such suit or proceeding. The Bank further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Bank or the Selling Stockholder in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Bank and the Selling Stockholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Bank or the Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Bank one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Bank and the Underwriter in accordance with its terms.

Very truly yours,

GRUPO EMPRESARIAL SANTANDER, S.L.

By:	/s/ Julíta M. Capón

	Name:	Julíta M. Capón
	Title:	Attorney In Fact

BANCO SANTANDER-CHILE

By:	/s/ Oscar von Chrismar

	Name:	Oscar von Chrismar
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed
  and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Mark Rosen

	Name:	Mark Rosen
	Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased	TOTAL

Credit Suisse Securities (USA) LLC	11,849,273,422	1,777,390,286	13,626,663,708

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SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents: 1. Issuer Free Writing Prospectus, filed with the Commission on December 1, 2006.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package: 1. The initial price to the public of the Offered Securities.

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EXHIBIT A

Form of Opinion of Davis Polk & Wardwell

1. Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by (i) the Company under the laws of Chile and (ii) the Selling Shareholder under the laws of Spain, to the extent the matter is governed by the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by the Company and the Selling Shareholder, respectively;

2. The sale by the Selling Shareholder of the Firm Securities to the Underwriter pursuant to the Underwriting Agreement and the performance by the Company and the Selling Shareholder of their respective obligations thereunder will not result in the violation of any published United States federal or New York state law, statute, rule or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement; provided, however, that for the purpose of this paragraph 2, we do not express an opinion with respect to (a) New York State securities or “Blue Sky” laws, and (b) the antifraud provisions of the United States federal securities laws or other applicable laws, insofar as they may relate to any misstatement or omission of fact in the General Disclosure Package.

3. No consent, approval, authorization or other order of, or registration, filing or qualification with, any governmental body or agency under United States federal or New York state law that in our experience is normally applicable to general business corporations in relation to the transactions of the type contemplated by the Underwriting Agreement is required for the sale by the Selling Shareholder of the Firm Securities to the Underwriter pursuant to the Underwriting Agreement or the performance by the Company or the Selling Shareholder of their respective obligations thereunder, except for (a) such as may be required under federal and state securities or Blue Sky laws and (b)those already obtained and which are in full force and effect.

4. The Company is not and, after giving effect to the offering and sale by the Selling Shareholder of the Firm Securities in the manner contemplated by the Underwriting Agreement and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5. Assuming in each case the validity of such action under the laws of Chile with respect to the Company and under the laws of Spain with respect to the Selling Shareholder, under the laws of the State of New York relating to personal jurisdiction, each of the Company and the Selling Shareholder has pursuant to Section 16 of the Underwriting Agreement validly and effectively submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, the City of New York, the State of New York, in any action arising out of or relating to the Underwriting Agreement, and has validly and irrevocably waived any objection to the laying of venue of such proceeding in any such court to the extent permitted by law. Each of the Company and the Selling Shareholder has validly and effectively appointed its authorized agent for the purposes described in such Section 16 of the Underwriting Agreement and service of process on such agent effected in the manner permitted by the laws of the State of New York will be effective to confer valid personal jurisdiction over the Company or the Selling Shareholder, as the case may be, in any such action in any such court, assuming the validity of such actions with respect to the Company under the laws of Chile or with respect to the Selling Shareholder under the laws of Spain, as the case may be.

We have considered the statements relating to legal matters included in the Prospectus under the caption “Description of American Depositary Shares.” In our opinion, insofar as such statements purport to summarize certain provisions of the ADSs, such statements fairly summarize in all material respects such matters. In addition, the statements included in the Prospectus under the caption “Taxation—Material Tax

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Consequences of Owning Shares of Our Common Stock or ADSs—U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize certain provisions of the federal income tax laws of the United States applicable to the U.S. holders addressed therein, constitutes a fair summary of such laws in all material respects.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the General Disclosure Package or the Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel for, the Company and the Selling Shareholder, and with independent registered public accountants for the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Offered Securities, (a) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the Applicable Time, the General Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we have not been called to pass upon, and we express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement, the General Disclosure Package or the Prospectus. In addition, we express no opinion or belief as to the conveyance of the General Disclosure Package or the information contained therein to investors.

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